Exhibit 99.1

Stronghold Announces November 2023 Bitcoin Mining Update

Reminder of December 12th Stronghold Business Strategy Update and Carbon Capture Panel

NEW YORK, December 7, 2023 – Stronghold Digital Mining, Inc. (NASDAQ: SDIG) (“Stronghold”, or the “Company”) today provided the following updates regarding its operations and financial performance:

Bitcoin Mining Update

Stronghold mined 193 Bitcoin in November 2023 and generated approximately $0.7 million in energy revenue, which represented the equivalent of approximately 19 additional Bitcoin based on the average price of Bitcoin, during the month. This equated to approximately 212 of Bitcoin-equivalent production in November of 2023, up approximately 4% sequentially compared to the approximately 203 Bitcoin-equivalent production in October 2023 comprising 198 coins and $0.1 million of energy revenue, or 5 additional Bitcoin based on the average price of Bitcoin during the month.

The Company generated an estimated $7.2 million of revenue during the month of November, marking its highest monthly revenue in 2023. The drivers were attractive power prices at the Scrubgrass Plant, leading to the second highest energy revenue month of the year, improved Bitcoin hash price including transaction fees/block subsidies that averaged 13.8% in November compared to 2.5% in October, and a modest improvement in Bitcoin mining utilization following the Company’s entry into the Frontier Managed Services Agreement in October of 2023.

Stronghold Business Strategy Overview and Carbon Capture Panel

On December 12th, Stronghold will host a Business Strategy Overview and Carbon Capture Panel event at the Nasdaq Marketsite. The event will include an overview of the Company’s business strategy by senior management and a panel on the carbon capture initiative with industry experts.

Advanced registration for the in-person event is required and space is limited. Analysts and institutional investors interested in attending should contact Stronghold’s investor relations team SDIG@gateway-grp.com for additional details and instructions. Presentations are expected to begin at 12:30 pm ET, and the event is expected to conclude at 4:00 pm ET. Additional materials and information will be available closer to the date of the event.

Webcast Registration

Investors and other interested stakeholders may register for the event and webcast here and on Stronghold’s Investor Relations website at ir.strongholddigitalmining.com. A replay of the webcast will be available shortly after the event concludes.

About Stronghold Digital Mining, Inc.

Stronghold is a vertically integrated Bitcoin mining company with an emphasis on environmentally beneficial operations. Stronghold houses its miners at its wholly owned and operated Scrubgrass Plant and Panther Creek Plant, both of which are low-cost, environmentally beneficial coal refuse power generation facilities in Pennsylvania.

Investor Contact:
Matt Glover or Alex Kovtun
Gateway Group, Inc.
SDIG@gateway-grp.com
1-949-574-3860

Media Contact
contact@strongholddigitalmining.com

Cautionary Statement Concerning Forward-Looking Statements:

Certain statements contained in this press release, including guidance, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements and the business prospects of Stronghold are subject to a number of risks and uncertainties that may cause Stronghold’s actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things: the recent restructuring of the Company’s debt and the performance and satisfaction of various obligations under the agreements entered into in order to effect such restructuring of debt; the hybrid nature of our business model, which is highly dependent on the price of Bitcoin; our dependence on the level of demand and financial performance of the crypto asset industry; our ability to manage growth, business, financial results and results of operations; uncertainty regarding our evolving business model; our ability to retain management and key personnel and the integration of new management; our ability to raise capital to fund business growth; our ability to maintain sufficient liquidity to fund operations, growth and acquisitions; our substantial indebtedness and its effect on our results of operations and our financial condition; uncertainty regarding the outcomes of any investigations or proceedings; our ability to enter into purchase agreements, acquisitions and financing transactions; public health crises, epidemics, and pandemics such as the coronavirus pandemic; our ability to procure and install crypto asset mining equipment, including from foreign-based suppliers; our ability to maintain our relationships with our third party brokers and our dependence on their performance; developments and changes in laws and regulations, including increased regulation of the crypto asset industry through legislative action and revised rules and standards applied by The Financial Crimes Enforcement Network under the authority of the U.S. Bank Secrecy Act and the Investment Company Act; the future acceptance and/or widespread use of, and demand for, Bitcoin and other crypto assets; our ability to respond to price fluctuations and rapidly changing technology; our ability to operate our coal refuse power generation facilities as planned; our ability to remain listed on a stock exchange and maintain an active trading market; our ability to avail ourselves of tax credits for the clean-up of coal refuse piles; and legislative or regulatory changes, and liability under, or any future inability to comply with, existing or future energy regulations or requirements. More information on these risks and other potential factors that could affect our financial results is included in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K filed on April 3, 2023 and in our subsequently filed Quarterly Reports on Form 10-Q. Any forward-looking statement or guidance speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements or guidance, whether because of new information, future events, or otherwise.